Clearway Energy, Inc. Reports Third Quarter 2024 Financial Results

•Signed agreement with Clearway Group to commit to invest in a 500 MW solar plus storage project
•Received offer from Clearway Group to invest in a 320 MW storage hybridization project
•Reaffirming 2024 financial guidance and initiating 2025 financial guidance
•Increasing the quarterly dividend by 1.7% to $0.4240 per share in the fourth quarter of 2024, or $1.6960 per share annualized

PRINCETON, NJ — October 30, 2024— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported third quarter 2024 financial results, including Net Income of $27 million, Adjusted EBITDA of $354 million, Cash from Operating Activities of $301 million, and Cash Available for Distribution (CAFD) of $146 million.

"Clearway remains well positioned to meet or exceed its 2024 financial objectives, has initiated a 2025 financial guidance range providing for robust growth, and remains committed to the financial objectives previously outlined through 2026,” said Craig Cornelius, Clearway Energy, Inc.’s President and Chief Executive Officer. “With the commitment to Pine Forest and offer to invest in Honeycomb Phase 1, we have further set the stage for sustainable long-term growth. Based on our growth outlook and updated assumptions for levelized resource adequacy pricing, we are targeting CAFD per share of $2.40-2.60 in 2027, which represents approximately 7.5% to 12% annual growth from the midpoint of our 2025 financial guidance. While there is work ahead to achieve the 2027 targets and long-term framework outlined today, the team at Clearway has built a solid foundation for our future as we reach towards the goals we've laid out for the years ahead.”

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Nine Months Ended
Segment	9/30/24	9/30/23	9/30/24	9/30/23
Conventional	25	38	50	99
Renewables	66	62	60	112
Corporate	(64)	(85)	(125)	(152)
Net Income/(Loss)	$27	$15	$(15)	$59

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Nine Months Ended
Segment	9/30/24	9/30/23	9/30/24	9/30/23
Conventional	66	84	174	236
Renewables	295	246	770	645
Corporate	(7)	(7)	(26)	(24)
Adjusted EBITDA	$354	$323	$918	$857

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Nine Months Ended
($ millions)	9/30/24	9/30/23	9/30/24	9/30/23
Cash from Operating Activities	$301	$287	$578	$496
Cash Available for Distribution (CAFD)	$146	$156	$385	$289

For the third quarter of 2024, the Company reported Net Income of $27 million, Adjusted EBITDA of $354 million, Cash from Operating Activities of $301 million, and CAFD of $146 million. Net Income increased versus 2023 primarily due to non-cash impacts from the mark to market impact of economic hedges and lower tax expenses partially offset by higher interest expense related to interest rate swaps. Adjusted EBITDA results in the third quarter were higher than 2023 primarily due to the contribution of growth investments partially offset by the expiration of El Segundo's tolling agreement in the third quarter of 2023. CAFD results in the third quarter of 2024 were lower than 2023 primarily due to the expiration of El Segundo's tolling agreement partially offset by the contribution of growth investments.

Operational Performance

Table 4: Selected Operating Results1

(MWh in thousands)	Three Months Ended		Nine Months Ended
	9/30/24	9/30/23	9/30/24	9/30/23
Conventional Equivalent Availability Factor	87.5%	97.9%	90.3%	87.5%
Solar MWh generated/sold	2,943	1,822	6,999	4,232
Wind MWh generated/sold	2,012	2,085	7,478	7,262
Renewables generated/sold[2]	4,955	3,907	14,477	11,494

In the third quarter of 2024, availability at the Conventional segment was lower than the third quarter of 2023 primarily due to outages at certain facilities. Generation in the Renewables segment during the third quarter of 2024 was 27% higher than the third quarter of 2023 primarily due to the contribution of growth investments partially offset by lower wind resource at certain facilities.

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	9/30/2024	12/31/2023
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$90	$410
Subsidiaries	202	125
Restricted Cash:
Operating accounts	183	176
Reserves, including debt service, distributions, performance obligations and other reserves	199	340
Total Cash	$674	$1,051
Revolving credit facility availability	592	454
Total Liquidity	$1,266	$1,505

Total liquidity as of September 30, 2024, was $1,266 million, which was $239 million lower than as of December 31, 2023, primarily due to the execution of growth investments including payments for Cedar Creek, Victory Pass, Arica and the Rosie BESS assets.

1 Excludes equity method investments
2 Generation sold excludes MWh that are reimbursable for economic curtailment

As of September 30, 2024, the Company's liquidity included $382 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of September 30, 2024, these restricted funds were comprised of $183 million designated to fund operating expenses, approximately $71 million designated for current debt service payments, and $89 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $39 million is held in distribution reserve accounts.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments and Strategic Announcements

Pine Forest

On October 28, 2024, the Company, through an indirect subsidiary, entered into agreements to acquire cash and tax equity interests in a 500 MW solar plus storage project currently under construction in Hopkins County, Texas that is expected to reach commercial operations in 2025 for a total investment of $155 million, subject to closing adjustments. Upon achieving commercial operations, the project's solar output is underpinned by power purchase agreements with creditworthy counterparties with a weighted average contract duration of approximately 20 years. The consummation of the transactions are subject to customary closing conditions and certain third-party approvals and is expected in the second half of 2025. The Company expects the projects to contribute asset CAFD on a five-year average annual basis of approximately $16 million beginning January 1, 2026.

Honeycomb Phase 1 Offer

On October 18, 2024, Clearway Group offered the Company the opportunity to enter into partnership arrangements to own cash equity interests in a portfolio of 320 MW storage hybridization projects that is expected to reach commercial operations in 2026. The potential corporate capital commitment for the investment is expected to be approximately $85 million. The investment is subject to negotiation both with Clearway Group, and the review and approval by the Company’s Independent Directors.

Financing Update

Capistrano Wind Refinancing

On October 23, 2024, the Company, through its indirect subsidiary, Capistrano Portfolio Holdco LLC, entered into a financing agreement which included the issuance of a $121 million term loan as well as $42 million in letters of credit in support of debt service and facility obligations, supported by the Company’s interests in the Broken Bow, Crofton Bluffs, Mountain Wind 1 and Mountain Wind 2 wind facilities. The term loan matures on September 28, 2033. The Company utilized the proceeds from the term loan to pay off the existing debt in the amount of $63 million related to Broken Bow and Crofton Bluffs and to pay related financing costs.

Quarterly Dividend

On October 29, 2024, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.4240 per share payable on December 16, 2024, to stockholders of record as of December 2, 2024.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource throughout the year. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity and energy prices from conventional assets;

•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Renewable energy resource throughout the year
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance

The Company is reaffirming its 2024 full year CAFD guidance of $395 million. The Company's 2024 financial guidance factors in the contribution of committed growth investments based on current expected closing timelines and estimates for merchant energy gross margin at the conventional fleet. 2024 CAFD guidance does not factor in the timing of when CAFD is realized from new growth investments pursuant to 5-year averages beyond 2024. Financial guidance is based on median renewable energy production estimates for the full year.

The Company is initiating a 2025 full year CAFD guidance at a $420 million midpoint and a range of $400 million to $440 million. The midpoint of the 2025 financial guidance range is based on median renewable energy production estimates for the full year, while the range reflects a range of potential distributions of outcomes on resource and performance in the fiscal year. The guidance range also factors in completing committed growth investments on currently forecasted schedules.

Earnings Conference Call

On October 30, 2024, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest owners of clean energy generation assets in the US and is leading the transition to a world powered by clean energy. Our portfolio comprises approximately 11.7 GW of gross capacity in 26 states, including 9 GW of wind, solar, and energy storage and over 2.7 GW of dispatchable power generation providing critical grid reliability services. Through our diversified and primarily contracted clean energy portfolio, Clearway Energy endeavors to provide our investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by our controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding, Clearway Energy, Inc.’s (the “Company’s”) dividend expectations and its operations, its facilities and its financial results, statements regarding the likelihood, terms, timing and/or consummation of the transactions described above, the potential benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with Global Infrastructure Partners, TotalEnergies, and Clearway Energy Group(collectively and together with their affiliates, “Related Persons”), as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although the Company believes that the expectations are reasonable at this time, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the Company's ability to maintain and grow its quarterly dividend, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, risks relating to the

Company's relationships with its sponsors, the failure to identify, execute or successfully implement acquisitions or dispositions (including receipt of third party consents and regulatory approvals), risks related to the Company's ability to acquire assets, including risks that offered or committed transactions from Related Persons may not be approved, on the terms proposed or otherwise, by the Corporate Governance, Conflicts, and Nominating Committee of the Company’s Board of Directors (the “GCN”), or if approved, timely consummated; from its sponsors, the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise, hazards customary in the power industry, weather conditions, including wind and solar performance, the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations, the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements, the Company's ability to enter into new contracts as existing contracts expire, changes in government regulations, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of the Company and its subsidiaries, and cyber terrorism and inadequate cybersecurity. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

In addition, this release contains reference to certain offered and committed transactions with Related Persons, which transactions are subject to the review, negotiation and approval of the GCN. Transactions referred to as “offered” (or any variation thereof) have been presented to the Company by the Related Persons, but the terms remain subject to review and negotiation by the GCN. Transactions may have been recently offered or undergone more extensive negotiations. Unless otherwise noted, no assumptions should be made with respect to the stage of negotiation of an offered transaction, nor should any assumptions be made that any offered transaction will be approved, committed or ultimately consummated on the terms described herein. Transactions referred to as “committed” or “signed” (or any variation thereof) represent transactions which have been approved by the GCN and for which definitive agreements have been delivered; however, such transactions have not yet been consummated and remain subject to various risks and uncertainties (including financing, third party consents and arrangements and regulatory approvals). The Company provides information regarding offered and committed transactions believing that such information is useful to an understanding of the Company’s business and operations; however, given the uncertainty of such transactions, undue reliance should not be placed on any expectations regarding such transactions and the Company can give no assurance that such expectations will prove to be correct, as actual results may vary materially.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, October 30, 2024, and are based on assumptions believed to be reasonable as of this date. The Company expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause The Company's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect The Company's future results included in The Company's filings with the Securities and Exchange Commission at www.sec.gov. In addition, The Company makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except per share amounts)	2024	2023	2024	2023
Operating Revenues
Total operating revenues	$486	$371	$1,115	$1,065
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	135	134	378	360
Depreciation, amortization and accretion	164	133	471	389
General and administrative	9	9	29	28
Transaction and integration costs	—	1	4	3
Total operating costs and expenses	308	277	882	780
Operating Income	178	94	233	285
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	13	11	33	11
Other income, net	8	15	36	32
Loss on debt extinguishment	—	—	(3)	—
Interest expense	(139)	(48)	(284)	(202)
Total other expense, net	(118)	(22)	(218)	(159)
Income Before Income Taxes	60	72	15	126
Income tax expense	33	57	30	67
Net Income (Loss)	27	15	(15)	59
Less: Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(9)	11	(100)	17
Net Income Attributable to Clearway Energy, Inc.	$36	$4	$85	$42
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	83	82	83	82
Earnings Per Weighted Average Class A and Class C Common Share - Basic and Diluted	$0.31	$0.03	$0.72	$0.36
Dividends Per Class A Common Share	$0.4171	$0.3891	$1.2306	$1.1454
Dividends Per Class C Common Share	$0.4171	$0.3891	$1.2306	$1.1454

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2024	2023	2024	2023
Net Income (Loss)	$27	$15	$(15)	$59
Other Comprehensive (Loss) Income
Unrealized (loss) gain on derivatives and changes in accumulated OCI, net of income tax (benefit) expense of $(2), $1, $(2), and $1	(13)	8	(13)	8
Other comprehensive (loss) income	(13)	8	(13)	8
Comprehensive Income (Loss)	14	23	(28)	67
Less: Comprehensive (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(18)	17	(107)	23
Comprehensive Income Attributable to Clearway Energy, Inc.	$32	$6	$79	$44

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	September 30, 2024	December 31, 2023
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$292	$535
Restricted cash	382	516
Accounts receivable — trade	199	171
Inventory	63	55
Derivative instruments	34	41
Note receivable — affiliate	—	174
Prepayments and other current assets	81	68
Total current assets	1,051	1,560
Property, plant and equipment, net	9,895	9,526
Other Assets
Equity investments in affiliates	322	360
Intangible assets for power purchase agreements, net	2,170	2,303
Other intangible assets, net	70	71
Derivative instruments	70	82
Right-of-use assets, net	548	597
Other non-current assets	123	202
Total other assets	3,303	3,615
Total Assets	$14,249	$14,701
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$412	$558
Accounts payable — trade	78	130
Accounts payable — affiliates	14	31
Derivative instruments	51	51
Accrued interest expense	35	57
Accrued expenses and other current liabilities	71	79
Total current liabilities	661	906
Other Liabilities
Long-term debt	6,732	7,479
Deferred income taxes	58	127
Derivative instruments	279	281
Long-term lease liabilities	570	627
Other non-current liabilities	316	286
Total other liabilities	7,955	8,800
Total Liabilities	8,616	9,706
Redeemable noncontrolling interest in subsidiaries	9	1
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 202,143,697 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,829,344, Class D 41,961,750) at September 30, 2024 and 202,080,794 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,391,441, Class D 42,336,750) at December 31, 2023	1	1
Additional paid-in capital	1,831	1,732
Retained earnings	301	361
Accumulated other comprehensive income	1	7
Noncontrolling interest	3,490	2,893
Total Stockholders’ Equity	5,624	4,994
Total Liabilities and Stockholders’ Equity	$14,249	$14,701

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
(In millions)	2024	2023
Cash Flows from Operating Activities
Net (Loss) Income	$(15)	$59
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(33)	(11)
Distributions from unconsolidated affiliates	21	17
Depreciation, amortization and accretion	471	389
Amortization of financing costs and debt discounts	10	9
Amortization of intangibles	137	139
Loss on debt extinguishment	3	—
Reduction in carrying amount of right-of-use assets	11	11
Changes in deferred income taxes	23	49
Changes in derivative instruments and amortization of accumulated OCI	34	(64)
Cash provided by (used in) changes in other working capital:
Changes in prepaid and accrued liabilities for tolling agreements	3	(23)
Changes in other working capital	(87)	(79)
Net Cash Provided by Operating Activities	578	496
Cash Flows from Investing Activities
Acquisition of Drop Down Assets, net of cash acquired	(671)	100
Capital expenditures	(237)	(143)
Return of investment from unconsolidated affiliates	38	14
Decrease (increase) in note receivable — affiliate	184	(215)
Investments in unconsolidated affiliates	—	(28)
Other	12	1
Net Cash Used in Investing Activities	(674)	(271)
Cash Flows from Financing Activities
Contributions from noncontrolling interests, net of distributions	1,385	294
Payments of dividends and distributions	(249)	(231)
Tax-related distributions	—	(21)
Proceeds from the issuance of long-term debt	255	293
Payments of debt issuance costs	(7)	(14)
Payments for long-term debt	(1,664)	(384)
Other	(1)	(2)
Net Cash Used in Financing Activities	(281)	(65)
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(377)	160
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	1,051	996
Cash, Cash Equivalents and Restricted Cash at End of Period	$674	$1,156

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Nine Months Ended September 30, 2024
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2023	$—	$1	$1,732	$361	$7	$2,893	$4,994
Net loss	—	—	—	(2)	—	(45)	(47)
Unrealized (loss) gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(2)	1	(1)
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(1)	(1)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	215	215
Transfers of assets under common control	—	—	2	—	—	(42)	(40)
Non-cash adjustments for change in tax basis	—	—	6	—	—	—	6
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(47)	—	(34)	(81)
Other	—	—	—	(1)	—	—	(1)
Balances at March 31, 2024	—	1	1,741	311	5	2,987	5,045
Net income (loss)	—	—	—	51	—	(51)	—
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	—	1	1
Contributions from CEG, net of distributions, cash	—	—	—	—	—	222	222
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	988	988
Distributions to noncontrolling interests, net of contributions, non-cash	—	—	—	—	—	(1)	(1)
Transfers of assets under common control	—	—	5	—	—	(549)	(544)
Non-cash adjustments for change in tax basis	—	—	85	—	—	—	85
Stock-based compensation	—	—	(1)	—	—	—	(1)
Common stock dividends and distributions to CEG unit holders	—	—	—	(48)	—	(35)	(83)
Other	—	—	—	—	—	(1)	(1)
Balances at June 30, 2024	—	1	1,830	314	5	3,561	5,711
Net income (loss)	—	—	—	36	—	(13)	23
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(4)	(9)	(13)
Contributions from CEG, cash	—	—	—	—	—	6	6
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(19)	(19)
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(49)	—	(36)	(85)
Balances at September 30, 2024	$—	$1	$1,831	$301	$1	$3,490	$5,624

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Nine Months Ended September 30, 2023
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2022	$—	$1	$1,761	$463	$9	$1,792	$4,026
Net loss	—	—	—	—	—	(43)	(43)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(1)	(2)	(3)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	30	30
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	215	215
Transfers of assets under common control	—	—	(52)	—	—	46	(6)
Non-cash adjustments for change in tax basis	—	—	9	—	—	—	9
Stock based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(44)	—	(32)	(76)
Balances at March 31, 2023	—	1	1,719	419	8	2,006	4,153
Net income	—	—	—	38	—	40	78
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	1	2	3
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(4)	(4)
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(5)	(5)
Tax-related distribution	—	—	—	—	—	(19)	(19)
Stock based compensation	—	—	(1)	—	—	—	(1)
Common stock dividends and distributions to CEG unit holders	—	—	—	(45)	—	(32)	(77)
Other	—	—	—	—	—	(1)	(1)
Balances at June 30, 2023	—	1	1,718	412	9	1,987	4,127
Net income	—	—	—	4	—	6	10
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	2	6	8
Distributions to CEG, cash	—	—	—	—	—	(1)	(1)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	12	12
Distributions to noncontrolling interests, non-cash	—	—	—	—	—	(7)	(7)
Tax-related distribution	—	—	—	—	—	(2)	(2)
Transfer of assets under common control	—	—	—	—	—	171	171
Non-cash adjustments for change in tax basis	—	—	8	—	—	—	8
Stock based compensation	—	—	2	(1)	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(45)	—	(33)	(78)
Other	—	—	—	—	—	1	1
Balances at September 30, 2023	$—	$1	$1,728	$370	$11	$2,140	$4,250

Appendix Table A-1: Three Months Ended September 30, 2024, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Corporate	Total
Net Income (Loss)	$25	$66	$(64)	$27
Plus:
Income Tax Expense	—	—	33	33
Interest Expense, net	8	100	23	131
Depreciation, Amortization, and ARO	29	135	—	164
Contract Amortization	5	41	—	46
Mark to Market (MtM) Gains on economic hedges	(4)	(68)	—	(72)
Other non-recurring	—	9	—	9
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	12	—	15
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$66	$295	$(7)	$354

Appendix Table A-2: Three Months Ended September 30, 2023, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Corporate	Total
Net Income (Loss)	$38	$62	$(85)	$15
Plus:
Income Tax Expense	—	—	57	57
Interest Expense, net	7	8	19	34
Depreciation, Amortization, and ARO	33	100	—	133
Contract Amortization	5	42	—	47
Mark to Market (MtM) Losses/(Gains) on economic hedges	(3)	21	—	18
Transaction and integration costs	—	—	1	1
Other non-recurring	1	—	—	1
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	13	—	16
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$84	$246	$(7)	$323

Appendix Table A-3: Nine Months Ended September 30, 2024, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Corporate	Total
Net Income (Loss)	$50	$60	$(125)	$(15)
Plus:
Income Tax Expense	—	—	30	30
Interest Expense, net	21	163	64	248
Depreciation, Amortization, and ARO	88	383	—	471
Contract Amortization	14	124	—	138
Loss on Debt Extinguishment	—	3	—	3
Mark to Market (MtM) (Gain)/Loss on economic hedges	(9)	4	—	(5)
Transaction and Integration costs	—	—	4	4
Other Non-recurring	1	8	—	9
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	9	25	—	34
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$174	$770	$(26)	$918

Appendix Table A-4: Nine Months Ended September 30, 2023, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Corporate	Total
Net Income (Loss)	$99	$112	$(152)	$59
Plus:
Income Tax Expense	—	—	67	67
Interest Expense, net	24	91	55	170
Depreciation, Amortization, and ARO	98	291	—	389
Contract Amortization	16	125	—	141
Mark to Market (MtM) (Gain)/Loss on economic hedges	(3)	(24)	—	(27)
Transaction and Integration costs	—	—	3	3
Other Non-recurring	(7)	5	—	(2)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	9	45	—	54
Non-Cash Equity Compensation	—	—	3	3
Adjusted EBITDA	$236	$645	$(24)	$857

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/24	9/30/23	9/30/24	9/30/23
Adjusted EBITDA	$354	$323	$918	$857
Cash interest paid[3]	(96)	(89)	(252)	(237)
Changes in prepaid and accrued liabilities for tolling agreements	19	33	3	(23)
Adjustments to reflect sale-type leases and payments for lease expenses	(10)	2	(5)	5
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(25)	(28)	(64)	(64)
Distributions from unconsolidated affiliates	6	6	21	17
Changes in working capital and other	53	40	(43)	(59)
Cash from Operating Activities	301	287	578	496
Changes in working capital and other	(53)	(40)	43	59
Return of investment from unconsolidated affiliates[4]	3	4	10	14
Net contributions (to)/from non-controlling interest[5]	(14)	(8)	(43)	(28)
Maintenance capital expenditures	(4)	(9)	(8)	(22)
Principal amortization of indebtedness[6]	(87)	(78)	(205)	(230)
Cash Available for Distribution before Adjustments	$146	$156	$375	$289
2024 Net impact of drop downs from timing of construction debt service	—	—	10	—
Cash Available for Distribution[7]	$146	$156	$385	$289

3 2024 includes $9 million related to swap breakage receipts in connection with the NIMH refinancing
4 2024 excludes $28 million related to Rosamond Central BESS return of capital at substantial completion funding
5 2024 excludes $1,296 million of contributions related to the funding of Texas Solar Nova 2, Rosamond Central Battery Storage, Victory Pass, Arica, and Cedar Creek; 2023 excludes $229 million of contributions related to the funding of Rosamond Central Battery Storage, Waiawa, and Daggett
6 2024 excludes $2,545 million for the repayment of bridge loans in connection with Texas Solar Nova 2, Victory Pass, Arica, and Cedar Creek and $137 million for the repayment of balloon at NIMH Solar; 2023 excludes $130 million for the repayment of construction loans in connection with Waiawa and Daggett, and $24 million for the repayment of balloon at Walnut Creek Holdings;
7 Excludes income tax payments related to Thermal sale

Appendix Table A-6: Nine Months Ended September 30, 2024, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2024:

Nine Months Ended
($ in millions)	9/30/24
Sources:
Contributions from noncontrolling interests, net of distributions	1,385
Net cash provided by operating activities	578
Proceeds from issuance of long-term debt	255
Decrease in note receivable — affiliate	184
Return of investments from unconsolidated affiliates	38
Other net cash inflows	4

Uses:
Payments for long-term debt	(1,664)
Acquisition of Drop Down Assets, net of cash acquired	(671)
Payments of dividends and distributions	(249)
Capital expenditures	(237)

Change in total cash, cash equivalents, and restricted cash	$(377)

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2024 Full Year Guidance	2025 Full Year Guidance Range
Net Income	90	(40) - 0
Income Tax Expense	20	(4)
Interest Expense, net	330	335
Depreciation, Amortization, and ARO Expense	680	840
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	50	61
Non-Cash Equity Compensation	5	3
Adjusted EBITDA	1,175	1,195 - 1,235
Cash interest paid	(310)	(314)
Changes in prepaid and accrued liabilities for tolling agreements	(5)	(4)
Adjustments to reflect sale-type leases and payments for lease expenses	10	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(85)	(83)
Cash distributions from unconsolidated affiliates[8]	45	46
Income Tax Payments	—	(2)
Cash from Operating Activities	830	844 - 884
Net distributions to non-controlling interest[9]	(100)	(119)
Cash receipts from notes receivable	—	3
Maintenance capital expenditures	(40)	(24)
Principal amortization of indebtedness[10]	(295)	(304)
Cash Available for Distribution	395	400 - 440

Appendix Table A-8: Adjusted EBITDA and Cash Available for Distribution Growth Projects

($ in millions)	Pine Forest 5 Year Ave. 2026-2030
Net Income	13
Interest Expense, net	6
Depreciation, Amortization, and ARO Expense	22
Adjusted EBITDA	41
Cash interest paid	(6)
Cash from Operating Activities	35
Net distributions (to)/from non-controlling interest	(18)
Principal amortization of indebtedness	(1)
Estimated Cash Available for Distribution	16

8 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
9 Includes tax equity proceeds and distributions to tax equity partners
10 2024 and 2025 excludes maturities assumed to be refinanced

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of September 30, 2024 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.